Exhibit 99.1

Fitbit Reports $299M in Revenue, Sells 3M Devices in Q1 ‘17, Reaffirms FY17 Guidance

SAN FRANCISCO - May 3, 2017 - Fitbit, Inc. (NYSE:FIT), the leader in connected health and fitness wearables, today reported revenue of $299 million, GAAP net loss per share of ($0.27), non-GAAP net loss per share of ($0.15), GAAP net loss of ($60.1) million, and Adjusted EBITDA loss of ($52.3) million for its first quarter of 2017.

“In the ten years since Fitbit was founded, we have transformed the wearables category with more than 63 million devices sold, over 50 million registered device users, and a global retail footprint of more than 55,000 stores. Underlying consumer demand has been better than our reported results in North America as we work down channel inventory levels, giving us increased confidence that we will enter the second half of 2017 with a relatively clean channel,” said co-founder and CEO James Park. “While 2017 remains a transition year, we have executed on our restructuring plan and are focused on positioning the company for the next stage of growth within wearables and connected health.”

First Quarter 2017 Financial Summary

	For the Three Months Ended
In millions, except percentages and per share amounts	April 1, 2017	April 2, 2016
GAAP Results
Revenue	$298.9	$505.4
Gross Margin	39.6%	46.3%
Net Income (Loss)	$(60.1)	$11.0
Net Income (Loss) Per Share	$(0.27)	$0.05
Non-GAAP Results
Gross Margin	40.0%	46.6%
Net Income (Loss)	$(34.4)	$24.5
Net Income (Loss) Per Share	$(0.15)	$0.10
Adjusted EBITDA	$(52.3)	$45.1
Devices Sold	3.0	4.8
For additional information regarding the non-GAAP financial measures, see “Non-GAAP Financial Measures” and “Reconciliation of GAAP to Non-GAAP Financial Measures” below.
For additional information regarding the change to our quarterly reporting calendar, see “Change to Quarterly Reporting Calendar” below.

First Quarter 2017 Financial Highlights

•	U.S. revenue contracted 52% to $170 million, EMEA revenue grew 17% to $88 million, APAC revenue contracted 63% to $21 million, and Americas excluding U.S. revenue contracted 15% to $20 million.

•	New products introduced in the last 12 months, Fitbit Charge 2TM, Fitbit Alta HRTM, and Fitbit Flex 2TM, represented 84% of revenue.

•	Average selling price declined 4% to $96.45 per device.

•	Accessory and other revenue added the equivalent of $4.70 per device.

•	Gross margin was 39.6%, and non-GAAP gross margin was 40.0%, each negatively impacted by product mix, excess component materials, and manufacturing capacity.

•	GAAP operating expenses declined 2.5% to $210 million and non-GAAP operating expenses declined 8% to $182 million.

First Quarter 2017 Business Highlights

•	Sold 3 million devices.

•	Launched new product Fitbit Alta HR TM, the world’s slimmest continuous heart rate wrist band with a customizable form factor and an approximate 25% improvement in battery life to 7 days.

•	36% of the activations in the quarter came from customers who made repeat purchases. Of the repeat purchasers, 40% came from customers who were inactive for 90 days or greater.

•	Launched Sleep Stages to analyze light, deep and REM sleep and Sleep Insights to provide guidance to improve sleep.

•
Launched a new Community section in the Fitbit app, which includes a Feed feature designed to increase engagement and offer users new ways to connect with friends, family, and groups of like-minded individuals. Since launching the feature in March, more than 1 million users have joined a Group and more than 5.2 million users have utilized the Feed with more than 345 million views of shared posts.

Second Quarter 2017 Guidance

•	Revenue in the range of $330 million to $350 million.

•	Non-GAAP net loss per share in the range of ($0.14) to ($0.17).

•	Adjusted EBITDA loss in the range of ($45) million to ($55) million.

•	Effective non-GAAP tax rate of approximately 43%.

•	Stock-based compensation expense estimated in the range of $24 million to $26 million and share count of approximately 228 million.

Full Year 2017 Guidance

•	Revenue in the range of $1.5 billion to $1.7 billion.

•	Non-GAAP gross margin of 42.5% to 44%.

•	Non-GAAP net loss per share in the range of ($0.44) to ($0.22).

•	Non-GAAP free cash flow loss in the range of ($100) million to ($50) million.

•	Effective non-GAAP tax rate of approximately 43%.

•	Stock-based compensation expense in the range of $100 million to $110 million and share count of approximately 228 million.

For additional information regarding the non-GAAP financial measures presented above, see “Non-GAAP Financial Measures” below.

Webcast and Conference Call Information
Fitbit will host a conference call today at 5:00 p.m. Eastern Time, 2:00 p.m. Pacific Time, to discuss its results. Investors may access a free, live webcast of the call through the Investor section of Fitbit’s website at investor.fitbit.com. The call can also be accessed by dialing (888) 337-8165 or (719) 325-2111, access code 9381139. A replay of the call will be archived on Fitbit’s website for the following six months.

Forward Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding our outlook for the second quarter 2017 and full year 2017; our long-term potential; consumer demand for wearable devices relative to our forecast; channel inventory levels in the second half of 2017; our ability to increase engagement among our community of users through software applications; and potential for future growth in the connected health and fitness market, smartwatch and overall wearables category and adjacent markets. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors, including: the effects of the highly competitive market in which we operate, including competition from much larger technology companies; our ability to anticipate and satisfy consumer preferences in a timely manner; our ability to successfully develop and timely introduce new products and services or enhance existing products and services; customer acceptance of existing and new products; seasonality; any inability to accurately forecast consumer demand and adequately manage our inventory; our ability to ship products on the timelines we anticipate and unexpected delays; quarterly and seasonal fluctuations; our reliance on third-party suppliers, contract manufacturers, and logistics providers, and our limited control over such parties; delays in procuring components and product from these third parties or their suppliers; the ability of third parties to successfully manufacture and ship in a timely manner quality accessory products; uncertain ability to retain employees; the success of our cost reduction initiatives, which may not result in the anticipated cost savings in the timeframe we anticipate; product liability issues, security breaches or other defects, which may adversely affect product performance, our reputation and brand awareness and overall market acceptance of our products and services; ability to integrate acquired technologies and employees into our operations, particularly in new geographies; warranty claims; the fact that the market for connected health and fitness devices is relatively new and unproven; the ability of our channel partners to sell our products; litigation and related costs; privacy; and other general market, political, economic and business conditions.

Additional risks and uncertainties that could affect our financial results are included under the caption “Risk Factors” in our Annual Report on Form 10-K for the full year ended December 31, 2016, which are available on our Investor Relations website at investor.fitbit.com and on the SEC website at www.sec.gov. All forward-looking statements contained herein are based on information available to us as of the date hereof and we do not assume any obligation to update these statements as a result of new information or future events.

Change to Quarterly Reporting Calendar
Our fiscal year ends on December 31 of each year. In the first quarter of 2016, we adopted a 4-4-5 week quarterly calendar. We did not adjust operating results for quarters prior to 2016. There were 91 and 92 days in the three months ended April 1, 2017 and April 2, 2016, respectively.

Disclosure of Material Information
Fitbit announces material information to its investors using SEC filings, press releases, public conference calls and on its Investor Relations page on the company’s website at http://investor.fitbit.com.

Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures in this press release: non-GAAP gross profit, non-GAAP gross margin; non-GAAP operating expenses, non-GAAP operating income (loss); non-GAAP net income (loss), non-GAAP diluted net income or loss per share, adjusted EBITDA, and non-GAAP free cash flow. The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP.

We use non-GAAP measures to internally evaluate and analyze financial results. We believe these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and enable comparison of our financial results with other public companies, many of which present similar non-GAAP financial measures.

There are limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, many of the adjustments to our GAAP financial measures reflect the exclusion of certain items, specifically stock-based compensation expense, depreciation, amortization of intangible assets, interest income (expense), net and the related income tax effects of the aforementioned exclusions, that are recurring and will be reflected in our financial results for the foreseeable future. In addition, these measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. A reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review the reconciliation.

Guidance for non-GAAP financial measures excludes Jawbone litigation costs, stock-based compensation, impact of restructuring, amortization of acquired intangible assets, and tax effects associated with these items. We have not reconciled guidance for non-GAAP financial measures to their most directly comparable GAAP measures because certain items that impact these measures are uncertain, out of our control and/or cannot be reasonably predicted. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measures is not available without unreasonable effort.

The following are explanations of the adjustments that are reflected in one or more of our non-GAAP financial measures:

•
Stock-based compensation expense relates to equity awards granted primarily to our employees. We exclude stock-based compensation expense because we believe that the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In particular, companies calculate stock-based compensation expense using a variety of valuation methodologies and subjective assumptions.

•
In January 2017, the Company conducted a reorganization of its business, including a reduction in workforce. The restructuring costs impacted our results for the first quarter of 2017. Restructuring costs primarily included severance-related costs. We believe that excluding this expense provides greater visibility to the underlying performance of our business operations, facilitates comparison of our results with other periods, and may also facilitate comparison with the results of other companies in our industry.

•
Litigation expense relates to legal costs incurred due to litigation with Aliphcom, Inc. d/b/a Jawbone. We exclude these expenses because we do not believe these expenses have a direct correlation to the operations of our business and because of the singular nature of the claims underlying the Jawbone litigation matters. We began excluding Jawbone litigation costs in the second quarter of 2016 as these costs significantly increased in 2016, and may continue to be material for the remainder of 2017. Although not excluded in reporting for the first quarter of 2016, these litigation expenses were $9.1 million in that quarter.

•
In March 2014, we recalled the Fitbit Force after some of our users experienced allergic reactions to adhesives in the wristband. This recall primarily impacted our results for the fourth quarter of 2013, the first quarter of 2014 and the fourth quarter of 2015.

•
Amortization of intangible assets relates to our acquisition of FitStar, Pebble and Vector. We exclude these amortization expenses because we do not believe these expenses have a direct correlation to the operation of our business.

•
Income tax effect of non-GAAP adjustments relates to the tax effect of the adjustments that we incorporate into non-GAAP financial measures in order to provide a more meaningful measure of non-GAAP net income.

About Fitbit, Inc.
Fitbit helps people lead healthier, more active lives by empowering them with data, inspiration and guidance to reach their goals. As the leader in the connected health and fitness category, Fitbit designs products and experiences that track everyday health and fitness. Fitbit’s diverse line of award-winning products includes Fitbit Surge®, Fitbit BlazeTM, Fitbit Charge 2TM, Fitbit Alta HRTM, Fitbit AltaTM, Fitbit Flex 2TM, Fitbit One® and Fitbit Zip® activity trackers, as well as the Aria® Wi-Fi Smart Scale. Fitbit products are carried in 55,000 retail stores, and are available in 65 countries, around the globe. Fitbit Group Health uses the power of the Fitbit activity trackers, software, and services to deliver innovative solutions for corporate wellness, weight management, insurance and clinical research. Fitstar by Fitbit offers a digital health and fitness platform that helps and inspires users to get fit anytime, anywhere, and has a footprint of over 9 million downloads across the Fitstar Personal Trainer and Fitstar Yoga apps, with availability in 155 countries.

Fitbit and the Fitbit logo are trademarks or registered trademarks of Fitbit, Inc. in the US and other countries. Additional Fitbit trademarks can be found at http://www.fitbit.com/legal/trademark-list. Third-party trademarks are the property of their respective owners. Connect with us on Facebook, Instagram or Twitter and share your Fitbit experience.

Investor Contact:
Tom Hudson, (415) 604-4106
investor@fitbit.com

Media Contact:
Jen Ralls, (415) 722-6937
PR@fitbit.com

FITBIT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for per share amounts)
(unaudited)
	Three Months Ended
	April 1, 2017	April 2, 2016
Revenue	$298,942	$505,356
Cost of revenue	180,643	271,601
Gross profit	118,299	233,755
Operating expenses:
Research and development	87,758	72,248
Sales and marketing	91,174	107,051
General and administrative	30,746	35,702
Total operating expenses	209,678	215,001
Operating income (expense)	(91,379)	18,754
Interest income, net	1,096	582
Other income, net	533	1,568
Income (loss) before income taxes	(89,750)	20,904
Income tax expense (benefit)	(29,671)	9,869
Net income (loss)	$(60,079)	$11,035

Net income (loss) per shares:
Basic	$(0.27)	$0.05
Diluted	$(0.27)	$0.05
Weighted average shares used to compute net income (loss) per share:
Basic	226,511	216,043
Diluted	226,511	242,009

FITBIT, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(unaudited)
	April 1, 2017	April 2, 2016
Assets
Current assets:
Cash and cash equivalents	$374,279	$301,320
Marketable securities	351,837	404,693
Accounts receivable, net	194,834	477,825
Inventories	200,331	230,387
Prepaid expenses and other current assets	58,775	66,346
Total current assets	1,180,056	1,480,571
Property and equipment, net	85,039	76,553
Goodwill	51,036	51,036
Intangible assets, net	26,145	27,521
Deferred tax assets	184,040	174,097
Other assets	12,340	10,448
Total assets	$1,538,656	$1,820,226
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$127,542	$313,773
Accrued liabilities	339,896	390,561
Deferred revenue	46,904	49,904
Income taxes payable	2,466	7,694
Total current liabilities	516,808	761,932
Other liabilities	56,280	59,762
Total liabilities	573,088	821,694

Stockholders’ equity:
Common stock and additional paid-in capital	882,567	859,368
Accumulated other comprehensive loss	(2,125)	(978)
Retained earnings	85,126	140,142
Total stockholders’ equity	965,568	998,532
Total liabilities and stockholders’ equity	$1,538,656	$1,820,226

Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except percentages and per share amounts)
(unaudited)
	Three Months Ended
	April 1, 2017	April 2, 2016
Non-GAAP gross profit:
GAAP gross profit	$118,299	$233,755
Stock-based compensation expense	18	1,309
Impact of restructuring	37	—
Intangible assets amortization	1,319	451
Non-GAAP gross profit	$119,673	$235,515

Non-GAAP gross profit as a percentage of revenue:
GAAP gross profit as a percentage of revenue	39.6%	46.3%
Stock-based compensation expense	—	0.3
Intangible assets amortization	0.4	—
Non-GAAP gross profit as a percentage of revenue	40.0%	46.6%

Non-GAAP research and development:
GAAP research and development	$87,758	$72,248
Stock-based compensation expense	(14,344)	(10,393)
Impact of restructuring	(2,744)	—
Non-GAAP research and development	$70,670	$61,855

Non-GAAP sales and marketing:
GAAP sales and marketing	$91,174	$107,051
Stock-based compensation expense	(3,248)	(2,535)
Impact of restructuring	(2,000)	—
Non-GAAP sales and marketing	$85,926	$104,516

Non-GAAP general and administrative:
GAAP general and administrative	$30,746	$35,702
Stock-based compensation expense	(4,155)	(3,533)
Impact of restructuring	(1,594)	—
Litigation credit — Jawbone	114	—
Impact of Fitbit Force recall	—	(11)
Intangible assets amortization	(58)	(82)
Non-GAAP general and administrative	$25,053	$32,076

Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except percentages and per share amounts)
(unaudited)
	Three Months Ended
	April 1, 2017	April 2, 2016
Non-GAAP operating expenses:
GAAP operating expenses	$209,678	$215,001
Stock-based compensation expense	(21,747)	(16,461)
Impact of restructuring	(6,338)	—
Litigation credit — Jawbone	114	—
Impact of Fitbit Force recall	—	(11)
Intangible assets amortization	(58)	(82)
Change in contingent consideration	—	—
Non-GAAP operating expenses	$181,649	$198,447

Non-GAAP operating income (loss):
GAAP operating income	$(91,379)	$18,754
Stock-based compensation expense	21,765	17,770
Impact of restructuring	6,375	—
Litigation credit — Jawbone	(114)	—
Impact of Fitbit Force recall	—	11
Intangible assets amortization	1,377	533
Change in contingent consideration	—	—
Non-GAAP operating income (loss)	$(61,976)	$37,068

Non-GAAP net income (loss) and net income (loss) per share:
Net income (loss)	$(60,079)	$11,035
Stock-based compensation expense	21,765	17,770
Impact of restructuring	6,375	—
Litigation credit — Jawbone	(114)	—
Impact of Fitbit Force recall	—	11
Intangible assets amortization	1,377	533
Change in contingent consideration	—	—
Income tax effect of non-GAAP adjustments	(3,722)	(4,829)
Non-GAAP net income (loss)	$(34,398)	$24,520

GAAP diluted shares	226,511	242,009
Other dilutive equity awards	—	—
Non-GAAP diluted shares	226,511	242,009
Non-GAAP diluted net income (loss) per share	$(0.15)	$0.10

Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except percentages and per share amounts)
(unaudited)
	Three Months Ended
	April 1, 2017	April 2, 2016
Adjusted EBITDA:
Net income (loss)	$(60,079)	$11,035
Impact of Fitbit Force recall	—	11
Stock-based compensation expense	21,765	17,770
Impact of restructuring	6,375	—
Litigation credit — Jawbone	(114)	—
Depreciation and intangible assets amortization	10,517	7,008
Interest (income) expense, net	(1,096)	(582)
Income tax expense (benefit)	(29,671)	9,869
Adjusted EBITDA	$(52,303)	$45,111

Stock-based compensation expense:
Cost of revenue	$18	$1,309
Research and development	14,344	10,393
Sales and marketing	3,248	2,535
General and administrative	4,155	3,533
Total stock-based compensation expense	$21,765	$17,770

FITBIT, INC.
Revenue by Geographical Region
(In thousands)
(unaudited)
	Three Months Ended
	April 1, 2017	April 2, 2016

United States	$170,420	$351,685
Americas, excluding United States	19,968	23,394
Europe, Middle East, and Africa	87,772	74,724
APAC	20,782	55,553
Total	$298,942	$505,356